As filed with the Securities and Exchange Commission on April 10, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Fabrinet
(Exact name of registrant as specified in its charter)

Cayman Islands	98-1228572
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
c/o Intertrust Corporate Services
One Nexus Way, Camana Bay
Grand Cayman
KY1-9005
Cayman Islands
+66 2-524-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Colin R. Campbell
General Counsel
c/o Fabrinet West, Inc.
4900 Patrick Henry Drive
Santa Clara, CA 95054
(408) 748-0900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jose F. Macias
Erika M. Muhl
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS
381,922 Ordinary Shares
Offered by the Selling Securityholder

This prospectus relates to the offer and resale, from time to time, of up to 381,922 ordinary shares, par value $0.01 per share (“ordinary shares”), of Fabrinet by the selling securityholder identified in this prospectus. The ordinary shares being offered by the selling securityholder are those that may be acquired upon exercise of a warrant held by the selling securityholder.
We are not offering or selling any of our ordinary shares and will not receive any proceeds from the resale of the ordinary shares by the selling securityholder.
The selling securityholder will act independently in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. Our registration of the securities covered by this prospectus does not mean that the selling securityholder will offer or sell any of the ordinary shares offered hereby. The selling securityholder may sell the securities in one or more transactions at the market price for our ordinary shares prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling securityholder determines from time to time. See “Plan of Distribution.”
Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “FN.” On April 9, 2025, the closing price of our ordinary shares as reported on NYSE was $201.90 per share.
Investing in our ordinary shares involves risks. See “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our ordinary shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling securityholder may sell the ordinary shares from time to time and in one or more offerings, as described in this prospectus. In connection with the offer and sale of the ordinary shares by the selling securityholder, the selling securityholder may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described under the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Neither we nor the selling securityholder have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us and the selling securityholder or to which we have referred you. We and the selling securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholder is not making an offer to sell the ordinary shares in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Fabrinet and its subsidiaries taken as a whole, unless the context indicates otherwise or unless otherwise specified. The “selling securityholder” refers to “Amazon.com NV Investment Holdings LLC” and includes pledgees, donees, assignees, transferees or other successors-in-interest who may later hold the selling securityholder’s interest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology.
Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus. Should these risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. Except as required by law, we undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events.

THE COMPANY
We provide advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers (“OEMs”) of complex products such as optical communication components, modules and sub-systems, industrial lasers, automotive components, medical devices and sensors. We offer a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, complex printed circuit board assembly, advanced packaging, integration, final assembly and testing. We are capable of producing a wide variety of high complexity products in any mix and any volume. Based on our extensive experience and the positive feedback we have received from our customers, we believe we are a global leader in providing these services to the optical communications, automotive, and industrial lasers markets.
Our customer base includes companies in complex industries that require advanced precision manufacturing capabilities such as optical communications, automotive, industrial lasers, medical, and sensors. The products that we manufacture for our OEM customers include selective switching products; tunable lasers, transponders and transceivers; active optical cables; solid state, diode-pumped, gas and fiber lasers; and sensors. In many cases, we are the sole outsourced manufacturing partner used by our customers for the products that we manufacture for them.
We also design and fabricate application-specific crystals, lenses, prisms, mirrors, laser components, and substrates (collectively referred to as “customized optics”) and other custom and standard borosilicate, clear fused quartz, and synthetic fused silica glass products (collectively referred to as “customized glass”). We incorporate our customized optics and glass into many of the products we manufacture for our OEM customers, and we also sell customized optics and glass in the merchant market.
We were incorporated under the laws of the Cayman Islands in August 1999 and became a publicly held company in 2010. Our ordinary shares are currently listed on NYSE under the symbol “FN.” Our principal registered office is located at One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands, and our telephone number is +66 2-524-9600.
Our website address is www.fabrinet.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus or any applicable prospectus supplement.

RISK FACTORS
Investment in any ordinary shares offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our ordinary shares, you should carefully read and consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in our ordinary shares. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our ordinary shares could decline due to any of these risks or other factors, and you may lose all or part of your investment.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of our ordinary shares by the selling securityholder.

DESCRIPTION OF CAPITAL STOCK
The description of Fabrinet’s capital stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended June 28, 2019, filed with the SEC on August 20, 2019.

SELLING SECURITYHOLDER
This prospectus relates to the offer and sale from time to time of up to 381,922 ordinary shares by the selling securityholder identified in the table below. The ordinary shares being offered by the selling securityholder (the “Warrant Shares”) are those that may be acquired upon exercise of the warrant (the “Warrant”) we issued to the selling securityholder, an affiliate of Amazon.com, Inc. (“Amazon”), pursuant to the related Transaction Agreement, dated as of March 12, 2025 (the “Transaction Agreement”), by and between the Company and Amazon. The Transaction Agreement includes customary representations, warranties and covenants of the parties and sets forth certain provisions relating to the holder of such Warrant’s equity interest in the Company. Under the Transaction Agreement, the Company has granted customary registration rights for the Warrant Shares and has agreed to give Amazon advance notice of certain acquisition transactions involving the Company.
Upon issuance of the Warrant, 38,192 of the Warrant Shares vested. The remainder of the Warrant Shares are subject to vesting in multiple tranches over the term of the Warrant based on payments to us from or on behalf of Amazon or its affiliates under a commercial agreement or otherwise. Upon the consummation of an acquisition transaction (as defined in the Warrant) or the termination of the parties’ commercial agreement by Amazon for cause, the unvested portion of the Warrant will vest in full. All vested Warrant Shares may be exercised, in whole or in part and for cash or on a net exercise basis, at any time before 5:00 p.m., Seattle time, on March 10, 2032 at an exercise price of $208.4826 per share (the “Exercise Price”). The Exercise Price and the Warrant Shares issuable are subject to customary antidilution adjustments.
As of the date of this prospectus, the selling securityholder has not exercised the Warrant.
The information in the table below (other than the percentages of our outstanding ordinary shares beneficially owned) in respect of the selling securityholder was furnished by or on behalf of the selling securityholder and is as of March 31, 2025. The outstanding Warrant Shares that are currently exercisable or exercisable within 60 days of March 31, 2025 are included in the number of ordinary shares beneficially owned by the selling securityholder and the percentage ownership of the selling securityholder. Percentage of beneficial ownership is based on 35,830,476 ordinary shares outstanding as of March 31, 2025 (which excludes 3,766,133 ordinary shares held by us as treasury shares).
The selling securityholder is not obligated to sell any of the Warrant Shares. Because the selling securityholder may sell some or all of Warrant Shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such Warrant Shares, no estimate can be given as to the number of Warrant Shares that will be held by the selling securityholder upon termination of this offering. Therefore, for the purposes of the table below, we have assumed that none of the Warrant Shares will be beneficially owned by the selling securityholder after this offering.

Selling Securityholder	Ordinary Shares Beneficially Owned Before This Offering(1)		Number of Shares Offered(2)	Ordinary Shares Beneficially Owned After This Offering(3)
Amazon.com NV Investment Holdings LLC(4)	38,192	*	381,922	—	—
____________
*    Represents less than 1%
(1)    Represents 38,192 ordinary shares underlying the Warrant that have vested as of March 31, 2025. The remainder of the Warrant Shares are subject to vesting in multiple tranches over the term of the Warrant based on payments to us from or on behalf of Amazon or its affiliates under a commercial agreement or otherwise.
(2)    The number of ordinary shares that may be offered by the selling securityholder includes the maximum number of ordinary shares issuable to the selling securityholder upon exercise of the Warrant.
(3)    Assumes the sale of all ordinary shares offered by this prospectus by the selling securityholder and that the selling securityholder does not acquire any additional ordinary shares.

(4)    The address for Amazon.com NV Investment Holdings LLC is c/o Amazon.com, Inc., 410 Terry Avenue North, Seattle, Washington 98109.

PLAN OF DISTRIBUTION
The selling securityholder may, from time to time, sell any or all of the ordinary shares offered hereby.
The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The selling securityholder may effect such transactions by selling the shares to or through broker-dealers. The ordinary shares may be sold through broker-dealers by one or more of, or a combination of, the following:
•a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•in privately negotiated transactions.
The selling securityholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
The selling securityholder also may transfer the shares in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling securityholder may enter into derivative or hedging transactions with respect to the shares or pledge the shares to secure debts and other obligations (including obligations associated with derivatives transactions).
The selling securityholder and any broker-dealers, agents or derivatives or hedging counterparties that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers, agents or counterparties and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The selling securityholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. If the selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer or other person deemed an “underwriter” for the sale of shares through a block trade, special offering or secondary distribution, a purchase by a broker or dealer or certain derivative or hedging transactions, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.
There can be no assurance that the selling securityholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.
We are required to pay registration expenses relating to the registration of the shares covered by this prospectus, other than underwriting discounts and selling commissions. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling securityholder may be entitled to contribution. We may be indemnified by the selling securityholder against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling securityholder specifically for use in this prospectus.
We may restrict or suspend offers and sales or other dispositions of the shares under this prospectus, at any time from and after the filing date of this prospectus, subject to certain terms and conditions. In the event of such restriction or suspension, the selling securityholder will not be able to offer or sell or otherwise dispose of the shares under this prospectus.
Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS
We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to matters of U.S. federal securities. The validity of the ordinary shares offered by the selling securityholder in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 28, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers ABAS Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.fabrinet.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below (excluding any portions of such documents deemed to have been “furnished” and not “filed” for purposes of the Exchange Act):
•Our Annual Report on Form 10-K for the fiscal year ended June 28, 2024, filed with the SEC on August 20, 2024;
•The information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 28, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 23, 2024, for our 2024 Annual General Meeting of Shareholders;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2024, filed with the SEC on November 5, 2024;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2024, filed with the SEC on February 4, 2025;
•Our Current Reports on Form 8-K filed with the SEC on August 19, 2024, December 13, 2024, December 20, 2024 and March 13, 2025; and
•The description of our ordinary shares, par value $0.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on June 14, 2010, as updated by the description of our ordinary shares filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended June 28, 2019, filed with the

SEC on August 20, 2019, and any subsequent amendment(s) or and report(s) filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).
Requests for such documents should be directed to:
Fabrinet
Attn: Investor Relations
c/o Fabrinet USA, Inc.,
4900 Patrick Henry Drive,
Santa Clara, CA 95054
(617) 383-9299

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$9,383
Printing expenses	—
Legal fees and expenses	100,000
Accounting fees and expenses	6,500
Miscellaneous	10,000

Total	$125,883

Item 15. Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The registrant’s amended and restated memorandum and articles of association provide for indemnification of directors and officers for actions, costs, charges, losses, damages and expenses incurred in their capacities as such, except that such indemnification does not extend to any matter in respect of any fraud or dishonesty that may attach to any of them.
The registrant has entered into, and expects to continue to enter into, agreements to indemnify its directors and officers. These indemnification agreements generally provide that the registrant will indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer.
In addition to the indemnification provisions set forth above, the registrant also maintains directors’ and officers’ liability insurance. These indemnification provisions and the indemnification agreements entered into between the registrant and its directors and officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended and Restated Memorandum and Articles of Association	S-1/A	333-163258	3.1	May 3, 2010

4.1	Specimen ordinary share certificate	S-1/A	333-163258	4.1	June 14, 2010
5.1	Opinion of Walkers, regarding the legality of the securities being registered					X

23.1	Consent of PricewaterhouseCoopers ABAS Ltd., independent registered public accounting firm					X

23.2	Consent of Walkers (included in Exhibit 5.1)					X

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)					X

107	Filing Fee Table					X

Item 17. Undertakings

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 10th day of April, 2025.

FABRINET

By:	/s/ Seamus Grady
Seamus Grady
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Seamus Grady and Csaba Sverha, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement filed herewith and any and all amendments to said registration statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Grady	Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2025
Seamus Grady

/s/ Csaba Sverha	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 10, 2025
Csaba Sverha

/s/ David T. Mitchell	Chairman of the Board of Directors	April 10, 2025
David T. Mitchell

/s/ Forbes I.J. Alexander	Director	April 10, 2025
Forbes I.J. Alexander

/s/ Homa Bahrami	Director	April 10, 2025
Homa Bahrami

/s/ Thomas F. Kelly	Director	April 10, 2025
Thomas F. Kelly

/s/ Darlene Knight	Director	April 10, 2025
Darlene Knight

/s/ Frank H. Levinson	Director	April 10, 2025
Frank H. Levinson

/s/ Rollance E. Olson	Director	April 10, 2025
Rollance E. Olson